Exhibit 10.4

AMENDMENT TO

EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of July 15, 2025 (the “Amendment Date”), by and between Ikena Oncology, Inc., a Delaware corporation (the “Company”), and Jotin Marango (the “Executive” and, together with the Company, the “Parties”). This is an amendment to that certain Employment Agreement, effective April 25, 2022, by and between the Parties (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

WHEREAS, on December 23, 2024, the Company entered into an Agreement and Plan of Merger with Inmagene Biopharmaceuticals, Insight Merger Sub I and Insight Merger Sub II pursuant to which Insight Merger Sub I will merge with and into Inmagene Biopharmaceuticals (the “Contemplated Merger”);

WHEREAS, pursuant Section 19 of the Agreement, the Agreement may be amended by a written instrument signed by the Executive and by a duly authorized representative of the Company;

WHEREAS, the Parties desire to amend the Agreement to update the certain provisions regarding the term of Employee’s employment with the Company.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agrees as follows:

1.
The first paragraph of Section 6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“6. Severance Pay and Benefits Upon Termination by the Company without Cause or by the Executive for Good Reason within the Change in Control Period. The provisions of this Section 6 shall apply in lieu of, and expressly supersede, the provisions of Section 5 if (i) the Executive’s employment is terminated either (a) by the Company without Cause as provided in Section 3(d), or (b) by the Executive for any reason, and the Date of Termination occurs during the period commencing on the date of the initial filing of the Form S-4 registration statement relating to the Contemplated Merger with the SEC and ending on the 12-month anniversary of the effective time of the Contemplated Merger (such period, the “Change in Control Period”). These provisions shall terminate and be of no further force or effect after the Change in Control Period.”

2.
Section 6(a)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

“notwithstanding anything to the contrary in any applicable option agreement or other stock-based award agreement, all time-based stock options and other stock-based awards subject to time-based vesting held by the Executive (the “Time- Based Equity Awards”) shall immediately accelerate and become fully exercisable or nonforfeitable as of the later of (i) the Date of Termination or (ii) the Change in Control (the “Accelerated Vesting Date”); provided that any termination or forfeiture of the unvested portion of such Time-Based Equity Awards (or the termination or forfeiture of the vested, but unexercised time-based equity awards that would otherwise occur at the end of the applicable post-termination exercise period) that would otherwise occur on the Date of Termination in the absence of this Agreement will be delayed until the Accelerated Vesting Date and will only occur if the vesting pursuant to this subsection does not occur due to the absence of the Separation Agreement and Release becoming fully effective within the time period set forth therein. Notwithstanding the foregoing, no additional vesting of the Time-Based Equity Awards shall occur during the period between the Executive’s Date of Termination and the Accelerated Vesting Date; and”

3.
Except to the extent set forth herein, the Employment Agreement remains unmodified and in full force and effect

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date written above.

COMPANY:

IKENA ONCOLOGY, LLC

By: /s/ Mark Manfredi

Name: Mark Manfredi, Ph.D.

Title: President & Chief Executive Officer

EXECUTIVE:

By: /s/ Jotin Marango

Name: Jotin Marango

[Signature Page to Amendment to Employment Agreement]